     As filed with the Securities and Exchange Commission on _______________

                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        Cash America International, Inc.
             (Exact name of registrant as specified in its charter)

                   Texas                                 75-2018239
       (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)               Identification No.)

                   1600 West 7th Street
                     Fort Worth, Texas                    76102
         (Address of Principal Executive Offices)       (Zip Code)


         CASH AMERICA INTERNATIONAL, INC. 1994 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)


                                 Hugh A. Simpson
              Executive Vice President, General Counsel & Secretary
                        Cash America International, Inc.
                              1600 West 7th Street
                             Fort Worth, Texas 76102
                     (Name and Address of Agent for Service)

                                 (817) 335-1100
          (Telephone Number, Including Area Code, of Agent for Service)


                                                      Proposed
        Title of                Proposed               Maximum                Maximum               Amount of
       Securities             Amount To Be          Offering Price           Aggregate            Registration
    To Be Registered           Registered            Per Share(1)            Offering                Fee(1)
    ----------------          ------------          --------------           ---------            ------------
      Common Stock,             1,200,000               $6.95               $8,340,000               $767.28
     $.10 par value


(1) Pursuant to Rule 457(c), offering price and registration fee are computed on the average of the high and low prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on July 24, 2002.

     This Registration Statement registers additional securities to be issued under the Cash America International, Inc. 1994 Long-Term Incentive Plan. The contents of the earlier registration statements, No. 33-59733 and No. 333-95827, are incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

         Exhibit           Description

         23.1              Consent of PricewaterhouseCoopers LLP.

         24.1 Power of Attorney (included on signature page of Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 24, 2002.

                             CASH AMERICA INTERNATIONAL, INC.

                             By /s/ DANIEL R. FEEHAN
                                -------------------------------------
                                Daniel R. Feehan,
                                Chief Executive Officer and President


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of CASH AMERICA INTERNATIONAL, INC., hereby appoint DANIEL R. FEEHAN and HUGH A. SIMPSON, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or each of them shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the 24th day of July, 2002, in the capacities indicated.

            Signature                            Title or Capacity
            ---------                            -----------------
/s/  JACK R. DAUGHERTY                           Chairman of the Board
----------------------------------
     Jack R. Daugherty


/s/  DANIEL R. FEEHAN                            Chief Executive Officer and
----------------------------------               President
     Daniel R. Feehan


/s/  A.R. DIKE                                   Director
----------------------------------
     A.R. Dike

/s/ JAMES H. GRAVES                              Director
----------------------------------
    James H. Graves


/s/ B.D. HUNTER                                  Director
----------------------------------
    B.D. Hunter


/s/ TIMOTHY J. MCKIBBEN                          Director
----------------------------------
    Timothy J. McKibben


/s/ ALFRED M. MICALLEF                           Director
----------------------------------
    Alfred M. Micallef


/s/ CLIFTON H. MORRIS, JR.                       Director
----------------------------------
    Clifton H. Morris, Jr.


/s/ CARL P. MOTHERAL                             Director
----------------------------------
    Carl P. Motheral

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
23.1              Consent of PricewaterhouseCoopers LLP.

24.1              Power of Attorney (included on signature page of Registration
                  Statement).